FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	Seventh consecutive quarter of net sales growth for NSP United States and NSP Canada

•	Net sales revenue of $82.4 million was down 1.8% year-over-year; up 1.3% year-over-year on a local currency basis

•	Earnings from continuing operations of $0.11 per diluted common share

•	Board of Directors approved a $0.10 per share quarterly cash dividend

LEHI, Utah, May 10, 2016 – Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

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Net sales revenue of $82.4 million decreased 1.8% compared to $83.9 million in the first quarter of 2015. On a local currency basis, net sales revenue increased 1.3% compared to the first quarter of 2015. Net sales revenue was negatively impacted by $2.5 million of unfavorable foreign currency exchange rate fluctuations as well as a $1.1 million decline in net sales in the NSP Russia, Central and Eastern Europe segment.

•
Net income from continuing operations was $1.8 million, or $0.11 per diluted common share, compared to $4.2 million, or $0.23 per diluted common share, in the first quarter of 2015. Earnings per diluted common share for the first quarter of 2016 were impacted by several factors including: the Company’s investment in China of approximately $0.07 per share and unfavorable changes in the effective tax rate of $0.02 per share.

•
Adjusted EBITDA was $4.2 million compared to $7.7 million in the first quarter of 2015. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income adjusted to exclude share-based compensation expense.

Management Commentary

“While the overall results for the quarter were depressed by continuing currency headwinds and challenges in Russia, Central and Eastern Europe, I am pleased with our first quarter results, which reflect the progress we have made toward returning Nature’s Sunshine to sustainable, long-term growth,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “We were particularly pleased by the ongoing strong execution in NSP United States and NSP Canada, which both posted their seventh consecutive quarters of year-over-year local currency sales growth. In addition, Synergy WorldWide reported its best first quarter ever, which was driven by a successful business model and process improvements taking hold in Korea, Japan, Indonesia and Thailand. We also continue to make good progress in China and remain on-track to obtain our direct selling license in the third quarter of 2016.”

Mr. Probert continued, “The vast majority of the strength demonstrated in NSP United States and NSP Canada during the quarter was led by our patent-pending IN.FORM program. The new and improved IN.FORM program was clinically studied in the Hughes Center for Research and Innovation and formulated to improve gut health and support healthy metabolic function. IN.FORM has been integral to attracting new Distributors, and increasing engagement among existing Distributors in the United States and Canada. We believe IN.FORM will also be key to igniting growth in our Latin American markets. Furthermore, we made significant progress in streamlining our focus for Synergy WorldWide to a more unified sales and product strategy, the Elite Health System. This system has proven successful in Asia and we intend to expand it into other markets, such as other parts of Asia and Europe, later this year.”

First Quarter 2016 Regional Sales by Operating Segment

	Net Sales Revenue by Operating Segment
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$38,306	$38,174	0.3%	$(301)	1.1%
NSP Latin America	6,877	8,336	(17.5)	(596)	(10.4)
	45,183	46,510	(2.9)	(897)	(0.9)

NSP Russia, Central and Eastern Europe	6,352	7,443	(14.7)	(53)	(13.9)

Synergy WorldWide:
Synergy Asia Pacific	20,816	18,698	11.3	(1,434)	19.0
Synergy Europe	6,257	6,728	(7.0)	(143)	(4.9)
Synergy North America	2,775	3,342	(17.0)	—	(17.0)
	29,848	28,768	3.8	(1,577)	9.2

China and New Markets	1,019	1,157	(11.9)	—	(11.9)

	$82,402	$83,878	(1.8)%	$(2,527)	1.3%

Active Distributors and Customers by Segment (1)

	As of March 31, 2016		As of December 31, 2015
	Distributors & Customers	Managers	Distributors & Customers	Managers

NSP Americas	133,800	7,300	131,600	6,500
NSP Russia, Central and Eastern Europe	65,200	2,800	72,000	2,800
Synergy WorldWide	54,400	3,700	60,800	3,400
China and New Markets	—	—	—	—
	253,400	13,800	264,400	12,700

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was 573,200 as of March 31, 2016.

Cash Flow and Balance Sheet Highlights

•	Net cash provided by operating activities was $2.9 million compared to $0.9 million of cash used in operating activities for the three months ended March 31, 2015.

•	Cash and cash equivalents at March 31, 2016 were $46.4 million, compared to $41.4 million at December 31, 2015.

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The Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, payable on June 6, 2016, to shareholders of record as of the close of business on May 25, 2016. Dividend payments were $1.9 million during the first quarter of 2016.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its first quarter 2016 results on May 10, 2016 at 4:30 PM Eastern Time.  The toll-free dial-in number for callers in the U.S. and Canada is 1-877-407-0789, conference ID: 13634141.  International callers can dial 1-201-689-8562, conference ID: 13634141.  A replay will be available from May 10, 2016 at 7:30 PM Eastern Time through May 24, 2016 at 11:59 PM Eastern Time by dialing 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (International), replay PIN: 13634141.  The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 573,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

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any negative consequences resulting from the economy, including the availability of liquidity to the Company, its independent distributors and its suppliers or the willingness of its customers to purchase products;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	improper activity by its employees or independent distributors;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	changing consumer preferences and demands;

•	its reliance upon, or the loss or departure of any member of, its senior management team, which could negatively impact its distributor relations and operating results;

•	increased state and federal regulatory scrutiny of the nutritional supplement industry, including, but not limited to targeting of ingredients, testing methodology and product claims;

•	the competitive nature of its business and the nutritional supplement industry;

•	regulatory matters governing its products, ingredients, the nutritional supplement industry, its direct selling program, or the direct selling market in which it operates;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

•
risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with the its third party importers, governmental sanctions, ongoing Ukraine and Russia political conflict, pricing and currency devaluation risks, especially in countries such as Ukraine, Russia and Belarus;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	its dependence on increased penetration of existing markets;

•	cyber security threats and exposure to data loss;

•	its reliance on its information technology infrastructure;

•	the sufficiency of trademarks and other intellectual property rights;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	product liability claims;

•
the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd., as well as the legal complexities, unique regulatory environment and challenges of doing business in China generally;

•	its inability to register products for sale in Mainland China and difficulty or increased cost of importing products into Mainland China;

•	managing rapid growth in China; and

•	the slowing of the Chinese economy and/or the devaluation of the Chinese Renminbi.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2016.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Net sales revenue	$82,402	$83,878
Cost of sales	(22,020)	(21,881)
Gross profit	60,382	61,997

Operating expenses:
Volume incentives	29,877	30,337
Selling, general and administrative	28,385	26,330
Operating income	2,120	5,330
Other income (loss), net	1,559	(318)
Income before provision for income taxes	3,679	5,012
Provision for income taxes	1,890	809
Net income from continuing operations	1,789	4,203
Income from discontinued operations	—	1,312
Net income	1,789	5,515
Net loss attributable to non-controlling interests	(280)	(152)
Net income attributable to common shareholders	$2,069	$5,667

Earnings per common share:
Basic earnings per share attributable to common shareholders:
Net income from continuing operations	$0.11	$0.23
Income from discontinued operations	$—	$0.07
Net income attributable to common shareholders	$0.11	$0.30

Diluted earnings per share attributable to common shareholders:
Net income from continuing operations	$0.11	$0.23
Income from discontinued operations	$—	$0.07
Net income attributable to common shareholders	$0.11	$0.30

Weighted average basic common shares outstanding	18,694	18,621
Weighted average diluted common shares outstanding	19,130	19,192

Dividends declared per common share	$0.10	$0.10

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$46,433	$41,420
Accounts receivable, net of allowance for doubtful accounts of $181 and $190, respectively	8,146	7,700
Investments available for sale	1,791	1,772
Inventories	41,570	38,495
Deferred income tax assets	4,795	5,021
Prepaid expenses and other	7,262	7,110
Total current assets	109,997	101,518

Property, plant and equipment, net	69,374	68,728
Investment securities - trading	1,199	1,044
Intangible assets, net	536	559
Deferred income tax assets	17,105	17,339
Other assets	12,264	11,332
	$210,475	$200,520

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,658	$6,341
Accrued volume incentives	17,313	14,913
Accrued liabilities	21,226	23,726
Deferred revenue	6,491	4,160
Revolving credit facility payable	7,531	2,696
Income taxes payable	1,019	1,300
Total current liabilities	62,238	53,136

Liability related to unrecognized tax benefits	7,777	7,809
Deferred compensation payable	1,199	1,044
Other liabilities	2.370	2,266
Total liabilities	73,584	64,255

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 18,719 and 18,588 shares issued and outstanding, respectively	127,442	126,670
Retained earnings	18,285	18,088
Noncontrolling interests	2,470	2,750
Accumulated other comprehensive loss	(11,306)	(11,243)
Total shareholders’ equity	136,891	136,265
	$210,475	$200,520

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,789	$5,515
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	62	30
Depreciation and amortization	1,170	996
Share-based compensation expense	882	1,339
Tax benefit from stock option exercise	—	(52)
(Gain) loss on sale of property and equipment	68	(1,312)
Deferred income taxes	589	50
Purchase of trading investment securities	(177)	(112)
Proceeds from sale of trading investment securities	29	55
Realized and unrealized losses (gains) on investments	(25)	(46)
Foreign exchange (gains) losses	(913)	351
Changes in assets and liabilities:
Accounts receivable	(432)	(1,411)
Inventories	(2,695)	(1,989)
Prepaid expenses and other current assets	(107)	(1,837)
Other assets	(792)	74
Accounts payable	2,607	3,010
Accrued volume incentives	2,152	1,539
Accrued liabilities	(3,433)	(6,707)
Deferred revenue	2,331	(461)
Income taxes payable	(364)	(268)
Liability related to unrecognized tax benefits	(34)	230
Deferred compensation payable	155	80
Net cash provided by (used in ) operating activities	2,862	(926)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,312)	(6,019)
Proceeds from sale of property, plant and equipment	14	1,312
Purchase of investments available for sale	—	(15)
Net cash used in investing activities	(1,298)	(4,722)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(1,872)	(1,865)
Net borrowings on revolving credit facility	4,835	348
Net proceeds from the exercise of stock options and issuance of stock units	59	1,640
Payment of withholding taxes related to the vesting of restricted stock units	(169)	—
Tax benefit from stock option exercise	—	52
Repurchase of common stock	—	(2,857)
Net cash provided by (used in) financing activities	2,853	(2,682)
Effect of exchange rates on cash and cash equivalents	596	(304)
Net increase (decrease) in cash and cash equivalents	5,013	(8,634)
Cash and cash equivalents at the beginning of the period	41,420	58,699
Cash and cash equivalents at the end of the period	$46,433	$50,065
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1,474	$2,608
Cash paid for interest	20	25

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Net income from continuing operations	$1,789	$4,203
Adjustments:
Depreciation and amortization	1,170	996
Share-based compensation expense	882	1,339
Other (income) loss, net*	(1,559)	318
Provision (benefit) for income taxes	1,890	809
Adjusted EBITDA	$4,172	$7,665

* Other income (loss), net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Stephen M. Bunker
Chief Financial Officer
Nature’s Sunshine Products, Inc.
Lehi, Utah 84043
(801) 341-7303
investorrelations@natr.com